UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 November 16, 2017 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220
1-1839	COMMONWEALTH EDISON COMPANY	36-0938600
(an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321
1-1910	BALTIMORE GAS AND ELECTRIC COMPANY	52-0280210
(a Maryland corporation) 2 Center Plaza 110 West Fayette Street Baltimore, Maryland 21201 (410) 234-5000
001-31403	PEPCO HOLDINGS LLC	52-2297449
(a Delaware limited liability company) 701 Ninth Street, N.W. Washington, District of Columbia 20068 (202) 872-2000
001-01072	POTOMAC ELECTRIC POWER COMPANY	53-0127880
(a District of Columbia and Virginia corporation) 701 Ninth Street, N.W. Washington, District of Columbia 20068 (202) 872-2000
001-01405	DELMARVA POWER & LIGHT COMPANY	51-0084283
(a Delaware and Virginia corporation) 500 North Wakefield Drive Newark, Delaware 19702 (202) 872-2000
001-03559	ATLANTIC CITY ELECTRIC COMPANY	21-0398280
(a New Jersey corporation) 500 North Wakefield Drive Newark, Delaware 19702 (202) 872-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether any of the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if any of the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events
Item 8.01. Other Events.

On December 13, 2016 (and as amended on March 13, 2017), Baltimore Gas and Electric Company (BGE), a subsidiary of Exelon Corporation (Exelon), filed with the Federal Energy Regulatory Commission (FERC) to begin recovering certain existing and future transmission-related income tax regulatory assets through its transmission formula rate. On November 16, 2017, FERC issued an order rejecting BGE’s proposed revisions to its transmission formula rate to recover these transmission-related income tax regulatory assets, which were $42 million and $38 million as of September 30, 2017 and December 31, 2016, respectively. BGE is still evaluating how to respond to FERC's order.

Commonwealth Edison Company (ComEd), Pepco Holdings LLC (PHI), Potomac Electric Power Company (Pepco), Delmarva Power & Light Company (DPL), and Atlantic City Electric Company (ACE) have similar transmission-related income tax regulatory assets also requiring FERC approval separate from their transmission formula rate, which are shown in the table below. ComEd, Pepco, DPL, and ACE have not yet filed with FERC seeking recovery of their existing and future transmission-related income tax regulatory assets. Similar regulatory assets at PECO Energy Company are not subject to the same FERC transmission rate recovery formula and, thus, are not impacted by the November 16, 2017 FERC order.

(in millions)	As of September 30, 2017	As of December 31, 2016
Exelon(a)	$193	$130
ComEd(a)	73	22
BGE	42	38
PHI(b)	78	70
Pepco	34	31
DPL	23	20
ACE	21	19
__________

(a)	Exelon's and ComEd's regulatory assets as of September 30, 2017 include the impacts of the Illinois statutory income tax rate change enacted on July 6, 2017.

(b)	PHI reflects the consolidated regulatory assets of Pepco, DPL, and ACE.

ComEd, BGE, PHI, Pepco, DPL, and ACE are assessing the potential impacts of BGE’s order on the ultimate recovery of these existing regulatory assets. To the extent all or a portion of these regulatory assets are no longer probable of future recovery, Exelon, ComEd, BGE, PHI, Pepco, DPL and ACE would record an impairment charge to after-tax earnings, which could be up to approximately $115 million, $45 million, $25 million, $45 million, $20 million, $15 million and $10 million, respectively.

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements made by Exelon Corporation, Commonwealth Edison Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein as well as those discussed in (1) Exelon's 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24; (2) Exelon's Third Quarter 2017 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18 and (3) other factors discussed in filings with the Securities and Exchange Commission by the registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

BALTIMORE GAS AND ELECTRIC COMPANY

/s/ David M. Vahos
David M. Vahos
Senior Vice President, Chief Financial Officer and Treasurer
Baltimore Gas and Electric Company

PEPCO HOLDINGS LLC

/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer
Pepco Holdings LLC

POTOMAC ELECTRIC POWER COMPANY

/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer
Potomac Electric Power Company

DELMARVA POWER & LIGHT COMPANY

/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer
Delmarva Power & Light Company

ATLANTIC CITY ELECTRIC COMPANY

/s/ Donna J. Kinzel
Donna J. Kinzel
Senior Vice President, Chief Financial Officer and Treasurer
Atlantic City Electric Company
November 22, 2017